                                                                    Exhibit 21.1

LIST OF SUBSIDIARIES


                                               State or Country of
Name                                           Incorporation
----                                           -------------

Respironics Colorado, Inc.                     Colorado
Respironics Georgia, Inc.                      Georgia
RIC Investments, Inc.                          Delaware
Respironics (HK) Ltd.                          Hong Kong
Respironics Medical Products Shen Zhen Ltd.    Peoples Republic of China
Wegot Investments Ltd.                         Hong Kong
Respironics Technologies Ltd.                  Hong Kong
Respironics Europe                             France
Respironics France                             France
Respironics Deutschland GmbH                   Germany
Health Scan Products, Inc.                     New Jersey
RCM Manufacturing, Inc.                        Philippines
Sigma Manufacturing Limited                    Hong Kong
Respironics Verwaltungsgesellschaft            Germany
Respironics Technologies (Guangzhou) Ltd.      Peoples Republic of China
Stimotron Medizinische Gerate GmbH*            Germany
Respironics International, Inc.                Delaware



*  Merged into Respironics Deutschland after June 30, 1998.